EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-08003) and the Registration Statement on Form S-3 (File No. 333-26929) of The Vincam Group, Inc. of our report dated February 21, 1997, except as to the pooling of interest with Amstaff, Inc. which is as of June 30, 1997, which appears on page 3 of The Vincam Group, Inc.'s Current Report on Form 8-K dated November 5, 1997.

/s/ PRICE WATERHOUSE LLP
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Miami, Florida
November 5, 1997